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                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fortune Petroleum Corporation:

    We consent to the use of our report on the financial statements of the Company included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

    Our report dated February 27, 1997, refers to a change from the successful efforts method to the full cost method of accounting for oil and gas properties.

KPMG Peat Marwick LLP

/s/ KPMG PEAT MARWICK LLP

Houston, Texas
February 28, 1997